UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2007, Electronics For Imaging, Inc. (“EFI”) received an additional Nasdaq Staff Determination notice because of the delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. As previously announced by EFI on May 7, 2007, based on information obtained by the Special Committee of EFI’s Board of Directors relating to a portion of EFI’s historical option grants, and EFI’s expectation that the difference between the recorded grant dates and the actual measurement dates for the grants will result in material non-cash, stock-based compensation expense, EFI expects to restate previously issued financial statements as necessary. EFI has not yet determined the aggregate amount of the additional non-cash compensation expense it will be required to record or the additional expense to be recorded in any particular fiscal period. EFI is currently working on the anticipated restatement and plans to become current in its public filings with the Securities and Exchange Commission as soon as practicable. Accordingly, EFI was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 by the deadline for such filing. EFI’s failure timely to file its Form 10-Q serves as an additional basis for delisting EFI’s common stock from The Nasdaq Global Select Market.

Also as previously announced, the Nasdaq Listing and Hearing Review Council notified EFI on May 14, 2007 that it has stayed the action to suspend EFI’s securities from trading on The Nasdaq Stock Market pending further action by the council.

A copy of the press release disclosing receipt of the notice is filed as Exhibit 99.1 to this report and is incorporated in this Item 3.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 22, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Joseph Cutts
	Name:	Joseph Cutts
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 22, 2007.